NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER OF THE NOTE IN THE EVENT OF A PARTIAL REDEMPTION OR CONVERSION. AS A RESULT, FOLLOWING ANY REDEMPTION OR CONVERSION OF ANY PORTION OF THIS NOTE, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

10% SECURED CONVERTIBLE NOTE DUE DECEMBER 31, 2009
OF
ABAZIAS, INC.

Original Principal Amount: Up to $500,000 Issuance Date: August 12, 2008	Tampa, Florida

For Value Received, ABAZIAS INC. a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), hereby promises to pay to the order of OMNIRELIANT HOLDINGS, INC., or its registered assigns or successors-in-interest (“Holder”) the principal sum of up Five Hundred Thousand Dollars (U.S. $500,000.00), together with all accrued but unpaid interest thereon, no later than December 31, 2009 ( the “Maturity Date”) to the extent such principal amount and interest has not been repaid or converted into the Corporation’s Common Stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms hereof.  The $500,000.00 shall be disbursed to the Corporation from the Holder in accordance with the following funding schedule: $250,000 on August 14, 2008 and $250,000 on or before September 14, 2008.

Interest on the unpaid and unconverted principal balance hereof shall accrue at the rate of 10% per annum from the date of original issuance hereof (the “Issuance Date”) until the same becomes due and payable on the Maturity Date, or such earlier date upon acceleration or by conversion, redemption or repayment in accordance with the terms hereof or of the other Agreements.  Interest on this Note shall accrue daily commencing on the Issuance Date and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 1 hereof.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to principal.

All payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note or by company check.  This Note may not be prepaid in whole or in part except as otherwise provided herein.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

  For purposes hereof the following terms shall have the meanings ascribed to them below:

“Bankruptcy Event” means any of the following events: (a) the Corporation or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Corporation or any subsidiary thereof; (b) there is commenced against the Corporation or any subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Corporation or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Corporation or any subsidiary suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Corporation or any subsidiary makes a general assignment for the benefit of creditors; (f) the Corporation or any subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Corporation or any subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Corporation or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

 “Conversion Price” shall equal the greater of (i) $.50 or (ii) the closing bid price of the Corporation’s shares of Common Stock on the date of the Conversion.

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Per Share Selling Price” shall include the amount actually paid by any Person for each share of Common Stock in a sale or issuance by the Corporation.  In the event a fee is paid by the Corporation in connection with such transaction directly or indirectly to such Person being sold or issued such securities or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.  A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities under which the Corporation is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Corporation upon such sale or issuance less the fee amount as provided above).  In case of any such security issued in a Variable Rate Transaction or an MFN Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an MFN Transaction, over the life of such securities. If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Corporation and the Purchaser.

“Principal Amount” shall refer to the sum of (i) the original principal amount of this Note, (ii) all accrued but unpaid interest hereunder, and (iii) any default payments owing under the Agreements but not previously paid or added to the Principal Amount.

“Principal Market” shall mean the OTC Bulletin Board or such other principal market or exchange on which the Common Stock is then listed for trading.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean a day on which there is trading on the Principal Market.

“Underlying Shares” means the shares of Common Stock into which this Note are convertible (including interest or principal payments in Common Stock as set forth herein) in accordance with the terms hereof.
The following terms and conditions shall apply to this Note:

Section 1.      Interest Payments.  Subject to and in accordance with the terms of this Section 1, on each Interest Payment Date the Corporation shall pay to the Holder all interest accrued to date on the entire outstanding principal amount of this Note (“Interest Amount”).  On such Interest Payment Date the Corporation shall pay to the Holder an amount equal to such Interest Amount in satisfaction of such obligation.

Section 2.      Conversion.

(a)(i)      Voluntary Conversion Right.  Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder’s option, at any time after (i) the sale of substantially all of the assets of the Company to the Holder and provided this Note has not been repaid ; or (ii) an Event of Default;, and from time to time to convert the outstanding Principal Amount under this Note in whole or in part by delivering to the Corporation a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile or electronic transmission.

(a)(ii)     Post-Asset Sale Conversion.  In the event the Corporation sells substantially all of its assets to the Holder and provided this Note has not been repaid, this Note shall automatically convert into outstanding shares of the Corporation as follows; (i) If the Company consummates a merger or acquisition with a company that was introduced to the Company by the Holder, this Note shall automatically convert into twenty five percent (25%) of the outstanding shares of the Corporation, on a fully diluted basis at the time of Conversion.

(b)      Common Stock Issuance upon Conversion.  Stock Certificates  The Corporation will deliver to the Holder not later than two (2) Trading Days after the Conversion Date, a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of this Note.

(c)      Conversion Price Adjustments.

(i)        Reserved.

(ii)      Stock Dividends, Splits and Combinations.  If the Corporation or any of its subsidiaries, at any time while this Note are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 2(c)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(iii)      Distributions. If the Corporation or any of its subsidiaries, at any time while this Note are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Corporation or any of its subsidiaries (excluding those referred to in Section 2(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Corporation shall distribute to holders of this Note the amount of such indebtedness, assets, cash or rights or warrants which the holders of Notes would have received had all their Notes been converted into Common Stock at the Conversion Price.

(iv)      Common Stock Issuances.  For a period commencing on the date of the Note and continuing at any time while the Note is outstanding, if the Corporation or any of its subsidiaries (A) issues or sells any Common Stock or Convertible Securities, or (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding (other than pursuant to terms existing on the date hereof), at or to an effective Per Share Selling Price (the “Lower Per Share Selling Price”) which is less than the then applicable Conversion Price, then in each such case, the Conversion Price in effect immediately prior to such issue or sale or record date shall be automatically reduced effective concurrently with such issue or sale to the Lower Per Share Selling Price (which figure shall be appropriately and equitably adjusted as provided herein for stock splits, stock dividends, and similar events).

The foregoing provisions of this subsection shall not apply to issuances or sales of (x) Common Stock upon conversion, exercise or exchange of Convertible Securities outstanding on the issuance date hereof in accordance with the terms in effect on such issuance date, (y) Common Stock or Convertible Securities under the Corporation’s duly adopted stock option and bonus plans for employees and directors, or (z) Common Stock or Convertible Securities issued in a merger/acquisition transaction to which the Corporation is a party.  For the purposes of the foregoing adjustments, in the case of the issuance of any Convertible Securities, the maximum number of shares of Common Stock issuable upon exercise, exchange or conversion of such Convertible Securities shall be deemed to be outstanding, provided that no further adjustment shall be made upon the actual issuance of Common Stock upon exercise, exchange or conversion of such Convertible Securities. For purposes of this Section 2(c)(iv), if an event occurs that triggers more than one of the above adjustment provisions, then only one adjustment shall be made and the calculation method which yields the greatest downward adjustment in the affected Conversion Price shall be used.

(v)      Rounding of Adjustments. All calculations under this Section 2 or Section 1 shall be made to 4 decimal places for dollar amounts or the nearest 1/100th of a share, as the case may be.

(vi)      Notice of Adjustments. Whenever any affected Conversion Price is adjusted pursuant to Section 2(c)(i), (ii) or (iii) above, the Corporation shall promptly deliver to each holder of this Note, a notice setting forth the affected Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

           (c)      Reservation and Issuance of Underlying Securities.  The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note (including repayments in stock), free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of this Note, not less than such number of shares of Common Stock as shall be issuable (taking into account the adjustments under this Section 2) upon the conversion of this Note hereunder in Common Stock (including repayments in stock).  The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, nonassessable and freely tradable.

(d)      Cancellation.  After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Corporation at the Corporation’s principal executive offices.

Section 3.                      Security for the Note.

This Note is secured by the security interest as set forth in the Security Agreement.  This Note is subject to all of the terms and conditions thereof including, but not limited to, the remedies specified therein.

Section 4.                      Defaults and Remedies.

(a)      Events of Default.  An “Event of Default” is: (i) a default in payment of any amount due hereunder which default continues for more than five (5) Business Days after the due date thereof; (ii) a default in the timely issuance of Underlying Shares upon and in accordance with terms hereof, which default continues for five (5) Business Days after the Corporation has received written notice informing the Corporation that it has failed to issue shares or deliver stock certificates within the fifth day following the Conversion Date; (iii) failure by the Corporation for fifteen (15) days after written notice has been received by the Corporation to comply with any material provision of any of this Note, (including without limitation the failure to issue the requisite number of shares of Common Stock upon conversion hereof; (iv) a material breach by the Corporation of its representations or warranties in the Security Agreement ; (v) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Corporation for in excess of $200,000 or for money borrowed the repayment of which is guaranteed by the Corporation for in excess of $200,000, whether such indebtedness or guarantee now exists or shall be created hereafter;

           (b)      Remedies.  If an Event of Default occurs and is continuing with respect to any of this Note, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (v) and (vi) of Section 4(a), this Note shall become due and payable without further action or notice.

Section 5.      Notice Procedures.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and either (i) emailed or (ii) delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Corporation at the facsimile telephone number or address of the Corporation specified in the Security Agreement. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and either (x) emailed or (y) delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Corporation, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when emailed or delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

Section 6.      General.

(a)      Payment of Expenses.  The Corporation agrees to pay all reasonable charges and expenses, including attorneys’ fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

(b)      Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Corporation and the Holder.

(c)      Assignment, Etc.  The Holder may assign or transfer this Note to any transferee only with the prior written consent of the Corporation, which may not be unreasonably withheld or delayed, provided that (i) the Holder may assign or transfer this Note to any of such Holder’s affiliates without the consent of the Corporation and (ii) upon any Event of Default, the Holder may assign or transfer this Note without the consent of the Corporation.  The Holder shall notify the Corporation of any such assignment or transfer promptly. This Note shall be binding upon the Corporation and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

            (d)      No Waiver.  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(e)      Governing Law; Jurisdiction.  THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD DEFER TO THE SUBSTANTIVE LAWS OF ANOTHER JURISDICTION.  The Corporation irrevocably submits to the exclusive jurisdiction of any State or Federal Court sitting in the State of Florida, County of Hillsborough, over any suit, action, or proceeding arising out of or relating to this Note.  The Corporation irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum.  The Corporation agrees that the service of process upon it mailed by certified or registered mail (and service so made shall be deemed complete three days after the same has been posted as aforesaid) or by personal service shall be deemed in every respect effective service of process upon it in any such suit or proceeding.  Nothing herein shall affect Holder’s right to serve process in any other manner permitted by law.  The Corporation agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

 (f)      Replacement Notes.  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange.  In the event that Holder notifies the Corporation that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Corporation an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with the Note.

IN WITNESS WHEREOF, the Corporation has caused this Note to be duly executed on the day and in the year first above written.

ABAZIAS, INC.

By:
Oscar Rodriguez
Chief Executive Officer

EXHIBIT A

FORM OF CONVERSION NOTICE
(To be executed by the Holder in order to convert a Note)

Re:    10% Convertible Note (“Note”) issued by ABAZIAS, INC. to OMNIRELIANT HOLDINGS, INC. in the original principal amount of up to $500,000.00.

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, par value $0.001 per share (the “Common Stock”), of ABAZIAS, INC. (the “Corporation”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith.

No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.  The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in Section 2(i) of this Note.  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Note.

To the extent the undersigned intends to sell the Underlying Shares issued to the undersigned upon conversion of this Note pursuant to a Registration Statement, the undersigned agrees to comply with all applicable prospectus delivery requirements under the 1933 Act with respect to such sale.

Conversion information:
                                                             Date to Effect Conversion

                                                            Aggregate Principal Amount
of Note Being Converted

                                                            Number of Shares of Common Stock to be Issued

                                                             Applicable Conversion Price

                                                             Signature

                                                            Address